Security Information








Security Purchased


Cusip
37247D106


Issuer
GENORTH FINANCIAL INC


Underwriters
Citigroup, Goldman Sachs, JP Morgan, Merrill
Lynch, Morgan Stanley, BoA, CSFB, DBSI,
Lehman Brothers, UBS, Wachovia


Years of continuous operation, including predecessors
> 3 years


Ticker
GNW US


Is the affiliate a manager or co-manager of offering?
Co-Manager


Name of underwriter or dealer from which purchased
Merrill Lynch


Firm commitment underwriting?
Yes


Trade date/Date of Offering
3/2/2006


Total dollar amount of offering sold to QIBs
 $                                               2,332,340,000


Total dollar amount of any concurrent public offering
 $                                                                  -


Total
 $                                               2,332,340,000


Public offering price
 $                                                           32.75


Price paid if other than public offering price
 N/A


Underwriting spread or commission
 $                                                             0.82


Rating
N/A


Current yield
N/A










Fund Specific Information








Board
Total Share Amount
Purchased
$ Amount of Purchase
% of Offering
Purchased by the
Fund
Security
Performance^
Fund Performance^
Measurement Date*
Boston Funds







DWS Capital Growth Fund
Boston
                      294,100
 $                 9,631,775
0.41%



DWS Capital Growth VIP
Boston
                      167,400
 $                 5,482,350
0.24%



DWS Large Company Growth Fund
Boston
                        56,700
 $                 1,856,925
0.08%



Chicago Funds







DWS Balanced Fund
Chicago
82,500
 $                 2,701,875
0.12%



DWS Balanced VIP
Chicago
27,800
 $                   910,450
0.04%



Total

628,500
 $               20,583,375
0.88%